UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
Cracker Barrel Old Country Store, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

The following is an excerpt from the transcript of Cracker Barrel Old Country Store, Inc.’s fourth quarter 2011 earnings conference call held on September 13, 2011:
MANAGEMENT DISCUSSION SECTION

[UNRELATED DISCUSSION]

Sandra B. Cochran
Thanks, Larry. Before we begin the Q&A session, I would like to make one comment with regard to Mr. Biglari and his recent actions. I want to remind everybody that we tried in good faith to reach an amicable resolution with him in offering him opportunity to appoint two independent seats on our Board and we’re disappointed that he has chosen to embark on a disruptive and costly campaign. Although we disagree with his assertions we believe the most important thing we can do today is to focus on the company’s operations and earnings and we ask you to keep your questions to this area.
So with that, Jessica, we’ll now open for questions.

[UNRELATED DISCUSSION]